                                                                    EXHIBIT 4(b)

                                ESCROW AGREEMENT

     AGREEMENT, dated as of November 14, 1996, among QUAKER STATE CORPORATION, a Delaware corporation (the "Parent"), the individuals listed on the signature pages hereto (collectively, the "Applicable Slick 50 Stockholders"), and United States Trust Company of New York, as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H

     WHEREAS, the Applicable Slick 50 Stockholders and the Parent entered into an Agreement and Plan of Merger, dated as of May 26, 1995, as amended on June 17, 1995 (as so amended, the "Merger Agreement");

     WHEREAS, the parties have entered into an Amendment No. 2 to the Merger Agreement (the "Amendment") which provides that, among other things, the Parent shall be indemnified by the Applicable Slick 50 Stockholders for legal fees and defense costs incurred by Parent in the defense of certain litigation;

     WHEREAS, to facilitate such indemnification, the Amendment provides for the deposit into escrow of a portion of certain Parent Common Stock otherwise payable to the Applicable Slick 50 Stockholders pursuant to the Amendment; and

     WHEREAS, the Parent and the Applicable Slick 50 Stockholders desire to secure the services of the Escrow Agent, and the Escrow Agent is willing to provide such services, pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   SECTION I

                                  DEFINITIONS

     1.1 Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement or the Amendment.

                                   SECTION II

             APPOINTMENT OF ESCROW AGENT; RESIGNATION AND SUCCESSOR

     2.1 Appointment of Escrow Agent. The Escrow Agent is hereby appointed, and accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Agreement.

     2.2 Resignation of Escrow Agent; Appointment of Successor. The Escrow Agent acting at any time hereunder may resign at any time by giving at least thirty (30) days' prior written notice of resignation to the Parent and the Slick 50 Stockholders' Representative (as defined in Section 6.1), such resignation to be effective on the date specified in such notice. Upon receipt of such notice, the Parent and the Slick 50 Stockholders' Representative shall, unless they otherwise agree, appoint a bank or trust company with a combined capital and surplus of at least $25 million as successor Escrow Agent, by a written instrument delivered to such Escrow Agent, the Parent and the Slick 50 Stockholders' Representative, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as of the effective date of resignation as if originally named herein. Upon such assignment of this Escrow Agreement, the retiring Escrow Agent shall duly transfer and deliver the Escrow Deposit at the time held by the retiring Escrow Agent, provided that, if no successor Escrow Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may pay the Escrow Deposit into a court of competent jurisdiction.

                                  SECTION III

                              ESCROW ARRANGEMENTS

     3.1 Liability Secured by the Escrow Deposit. This Escrow Agreement has been executed and delivered, and the Escrow Account is hereby established, to facilitate any indemnification which may be owed to the Parent, the Company and their respective affiliates, subsidiaries, officers, directors, employees and agents (collectively, the "Indemnitees") pursuant to the Amendment.

     3.2   Delivery of the Escrowed Shares; etc.   (a) On the Additional
Purchase Price Closing Date, the Parent shall deliver to the Escrow Agent a certificate, bearing the legend indicated in the attached Exhibit 1 and registered in the name "United States Trust Company of New York, as Escrow Agent under Escrow Agreement, dated November 14, 1996, by and among Quaker State Corporation and the Applicable Slick 50 Stockholders (as defined therein)", for the applicable number of shares of Parent Common Stock determined in accordance with Section 3 of the Amendment (such shares, together with any additional shares of Parent Capital Stock distributed pursuant to any stock split, stock dividend, reclassification of shares or other transaction to which such shares may be subject, the "Escrowed Shares"; the Escrowed Shares and any other securities, cash or other property distributed in respect of the Escrowed Shares (whether by way of liquidation, merger, exchange, spin-off or otherwise), any investments or securities permitted by this Agreement and any interest received thereon shall constitute the "Escrow Deposit") . The parties agree that all such interest and all other income earned on the Escrow Deposit shall be interest and income of the Applicable Slick 50 Stockholders and shall be reported by the Applicable Slick 50 Stockholders for federal, state and local tax purposes pro rata in accordance with the pro rata ownership of the Applicable Slick 50 Stockholders reflected on the Ownership Certificate (as hereinafter defined).

     (b) On the Additional Purchase Price Closing Date, the Slick 50 Stockholders Representative shall deliver to the Escrow Agent a written certificate setting forth the respective ownership interests to the Escrowed Shares (as the same may be amended from time to time in accordance with the next sentence, the "Ownership Certificate"). The Ownership Certificate may be amended from time to time by written certificate executed by the Slick 50 Stockholders' Representative and delivered to the Escrow Agent.

     (c) The Escrow Agent shall hold the Escrow Deposit in an Escrow Account (the "Escrow Account") for the benefit of the Applicable Slick 50 Stockholders and the Indemnitees. The Escrow Deposit shall be held as a trust fund with the
identification number            and shall not be subject to any lien or
attachment of any creditor or any party thereto, and shall be used solely for the purposes and subject to the conditions set forth in this Agreement and the Amendment.

     3.3 Investment of the Escrow Deposit. Except for the release of the Escrow Deposit pursuant to Section IV hereof, the Escrow Agent shall not sell or transfer any of the Escrowed Shares. Notwithstanding the foregoing, the Escrow Agent is hereby authorized and directed to invest any cash contained in the Escrow Deposit in the following obligations (collectively, the "Permitted Investments"):

     (a) obligations of, or fully guaranteed as to timely payment of principal and interest by, the United States of America;

     (b) such money market funds as are agreed to from time to time by the Parent and the Slick 50 Stockholders' Representative; and

     (c) certificates of deposit with any bank or trust company organized under the laws of the United States of America or any agency or instrumentality thereof or under the laws of any state thereof which has a combined capital and surplus of at least $100,000,000.

     Subject to the foregoing limitations, the Escrow Agent shall invest any such cash in accordance with written instructions delivered to it by the Slick 50 Stockholders' Representative from time to time. Except as provided above, the Escrow Agent shall have no power or duty to invest the Escrow Deposit or to make substitutions therefor or to sell, transfer or otherwise dispose of investments acquired hereunder.

     3.4 Right to Vote the Escrowed Shares. The Slick 50 Stockholders' Representative, on behalf of the Applicable Slick 50 Stockholders, shall have the right to direct the Escrow Agent in a writing signed by the Slick 50 Stockholders' Representative to exercise the voting rights pertaining to all or a portion of the Escrowed Shares that remain in the Escrow Account. The Escrow Agent shall comply with any such directions. In the absence of such directions, the Escrow Agent shall vote all of the Escrowed Shares in accordance with the recommendations of management of the Parent.

                                   SECTION IV

                         RELEASE OF THE ESCROW DEPOSIT

     4.1   Distribution of Cash Dividends and Income.   Any cash dividends
ordinarily declared and paid by the Parent on a quarterly basis with respect to the Escrowed Shares and deposited pursuant hereto ("Cash Dividends") and all interest earned on any portion of the Escrow Deposit shall be distributed by the Escrow Agent to (or as directed by) the Slick 50 Stockholders' Representative, on behalf of the Applicable Slick 50 Stockholders, promptly after receipt thereof by the Escrow Agent.

     4.2 Distributions for Indemnification. (a) At any time prior to January 15, 1998, (the "Escrow Date"), the Parent may deliver to the Escrow Agent a certificate (a "Notice of Claim") (i) stating that the Parent is of the opinion that it may be entitled to indemnification pursuant to paragraph 6 of the Amendment (an "Indemnified Obligation"), (ii) stating the aggregate amount (the "Claim Amount") of such Indemnified Obligation, and (iii) specifying in reasonable detail the nature of such Indemnified Obligation. Upon delivery of any such Notice of Claim, the Escrow Agent shall, within five (5) days of receipt thereof, deliver a written notice together with a copy of such Notice of Claim to the Slick 50 Stockholders' Representative.

     (b) If the Slick 50 Stockholders' Representative shall object on behalf of the Applicable Slick 50 Stockholders to the Indemnification Obligation or the Claim Amount specified in such Notice of Claim, the Slick 50 Stockholders' Representative shall, within twenty (20) business days after delivery of the written notice containing a copy of any such Notice of Claim, deliver to the Escrow Agent a certificate (a "Reply Certificate") (x) specifying each such objection, and (y) specifying in reasonable detail the nature and basis for such objection. Within five (5) business days after delivery to the Escrow Agent of a Reply Certificate, the Escrow Agent shall deliver a copy of such Reply Certificate to the Parent. The Parent and the Slick 50 Stockholders' Representative shall negotiate in good faith for a period of forty-five (45) days after delivery of such Reply Certificate to the Parent to reach a written resolution of any objections raised in a Reply Certificate.

     (c) If no Reply Certificate is delivered with respect to any Notice of Claim, then the Slick 50 Stockholders' Representative shall be deemed to have delivered a Payment Authorization (as defined below) acknowledging the Parent's right to receive the Claim Amount specified in such Notice of Claim with respect to the applicable Indemnification Obligation and the Escrow Agent shall transfer to the Parent a portion of the Escrow Deposit in an amount equal to such Claim Amount, all in accordance with the procedures set forth in Section 4.2(e).

     (d) If the Escrow Agent receives a Reply Certificate in a timely manner with respect to any Notice of Claim, the Claim Amount referred to in such Notice of Claim shall be held by the Escrow Agent and shall not be released to the Parent except upon the Parent's delivery to the Escrow Agent of either (i) written instructions signed by each of an authorized officer of the Parent and the Slick 50 Stockholders' Representative directing the Escrow Agent to release the Claim Amount (or any other amount mutually agreed upon by such parties) or
(ii) a final, non-appealable order, judgment or decree of a court or other body having jurisdiction over the matters relating to the Indemnification Obligation referred to in such Notice of Claim demonstrating that the Parent is entitled to indemnification for such Claim Amount from the Applicable Slick 50 Stockholders pursuant to the Amendment (either of (i) or (ii), a "Payment Authorization"), at which date the portion of the amount due to such Parent determined pursuant to
(i) or (ii) above shall promptly be paid to the Parent in accordance with the procedures set forth herein.

     (e) As soon as practicable following receipt by the Escrow Agent of a Payment Authorization, the Escrow Agent shall pay from the Escrow Deposit to the Parent, on behalf of the Indemnitee, the amount expressly set forth in such Payment Authorization. In making such payment, the Escrow Agent shall utilize the Escrow Deposit as directed in writing by the Slick 50 Stockholders' Representative on or prior to the date that the Escrow Agent receives a Payment Authorization, or if not so directed on such date, then as follows, in the following order of priority, to the extent required to make such payment:

           First, the Escrow Agent shall utilize any cash then held in the Escrow Deposit;

           Second, to the extent of any insufficiency, the Escrow Agent shall transfer, deliver and assign to the Parent, on behalf of the Indemnitee, such number of Escrowed Shares (rounded up or down to the nearest whole share) held in the Escrow Account as shall have a value equal to the amount required to make or complete such payment, it being understood and agreed that such Escrowed Shares shall be valued for such purpose based upon the Average Trading Price for the thirty (30) most recent trading days on the New York Stock Exchange prior to the date of delivery (the "Adjusted Average Trading Price"); and

           Third, to the extent of any insufficiency, the Escrow Agent shall sell securities or investments, other than the Escrowed Shares, then held in the Escrow Deposit for cash and utilize such cash to make up such insufficiency.

In the event the Escrow Deposit shall be insufficient to pay the amount expressly set forth in such Payment Authorization, the Escrow Agent shall pay the entire amount of the Escrow Deposit to the Parent in accordance with this
Section 4.2(e).

           (f) To the extent that any payment pursuant to Section 4.2(e) hereof shall be made in cash, the Escrow Agent shall pay all such amount to the Parent, on behalf of the Indemnitee, by wire transfer to the bank account or accounts designated by the Parent to the Escrow Agent in writing not less than one (1) Business Day prior to the date of such payment.

     4.3 Release upon the Escrow Date. (a) On the Escrow Date, the Escrow Agent shall distribute the Escrow Deposit to the Slick 50 Stockholders' Representative and terminate the Escrow Account, unless the Escrow Agent shall have received a Notice of Claim from the Parent prior to the Escrow Date with respect to an indemnification claim (an "Unresolved Claim") for which the Escrow Agent has not received a subsequent Payment Authorization or written notification, signed by the Parent and the Slick 50 Stockholders' Representative, informing the Escrow Agent of the termination or other resolution of such claim or claims (each, a "Claim Termination Notice"). If on the Escrow Date there shall exist any Unresolved Claim, then (i) the Escrow Agent shall retain the Escrow Deposit in the Escrow Account in an amount sufficient for the payment of all Claim Amounts with respect to all such Unresolved Claims, and (ii) the Escrow Agent shall release to the Slick 50 Stockholders' Representative the portion of the Escrow Deposit in the Escrow Account not otherwise retained in accordance with clause (i). For all purposes of this Section 4.3(a), the Escrowed Shares shall be deemed to have a per share value equal to the Adjusted Average Trading Price.

           (b) Upon the resolution of any Unresolved Claim, the Escrow Agent shall (A) release any portion of the Escrow Deposit retained in respect of such Unresolved Claim (x) to the Parent in accordance with any Payment Authorization received by the Escrow Agent in respect of such Unresolved Claim or (y) to the Slick 50 Stockholders' Representative in accordance with any Claim Termination Notice received by the Escrow Agent in respect of such Unresolved Claim and, if no other Unresolved Claims remain outstanding, (B) release the remainder of the Escrow Deposit to the Slick 50 Stockholders' Representative. For purposes of this Section 4.3(b), the Escrowed Shares shall have a per share value equal to the Adjusted Average Trading Price.

           (c) Any distribution to the Slick 50 Stockholders' Representative pursuant to this Section 4.3 shall be made by the Escrow Agent, in accordance with the written instructions of the Slick 50 Stockholders' Representative (including, without limitation, any instructions as to the liquidation of the Escrow Account and/or the transfer of the Escrowed Shares to the transfer agent of the Parent). The Escrow Agent shall sign such stock powers or other documents of transfer as are necessary to transfer any remaining Escrowed Shares included within the Escrow Deposit in accordance with such instructions (the "Released Shares").

                                   SECTION V

                                  ESCROW AGENT

     5.1 Fees. For its services hereunder, the Escrow Agent shall receive Five Thousand Dollars ($5,000) upon its receipt of the Escrow Deposit at the Additional Purchase Price Closing and Five Thousand Dollars ($5,000) for each calendar year (or a prorated portion of $5,000 for any fraction thereof) until it has delivered all of the Escrow Deposit pursuant to Section 4. The fees referred to in the foregoing sentence shall be paid by the Parent.

     5.2 Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

           (a) Except as to its due execution and delivery of the Agreement, it makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under the Amendment;

           (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be;

           (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its own gross negligence or misconduct;

           (d) The Escrow Agent may consult with competent and responsible legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel;

           (e) The Parent shall reimburse the Escrow Agent for all expenses incurred by it in connection with its duties hereunder (other than taxes imposed in respect of the receipt of fees by the Escrow Agent pursuant to Section 5.1). The Parent and the Applicable Slick 50 Stockholders agree to jointly and severally indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses (collectively, "Damages"), including, without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder. As between the Parent and the Applicable Slick 50 Stockholders, the party or parties legally liable for any Damages suffered by the Escrow Agent and for which another party or parties has provided indemnity, shall reimburse the party or parties providing indemnity the amount paid immediately upon written demand. Such indemnity includes, without limitation, Damages incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Escrow Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph are in addition to any other rights any of the Indemnified Parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent. Notwithstanding any provision to the contrary in this Escrow Agreement, the Parent and the Applicable Slick 50 Stockholders shall have no liability to the Indemnified Parties with respect to any Damages that result, directly or indirectly, from the gross negligence or misconduct of the Escrow Agent;

           (f) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Agreement unless in writing and signed by all parties hereto or their respective successors in interest;

           (g) The Escrow Agent shall have no responsibility in respect of the validity or sufficiency of this Escrow Agreement or of the terms hereof.
The recitals of facts in this Escrow Agreement shall be taken as the statements of the Parent and the Applicable Slick 50 Stockholders, and the Escrow Agent assumes no responsibility for the correctness of the same. The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in an expense or liability or to institute or defend any suit in respect of this Escrow Agreement or to advance any of its own monies unless properly indemnified;

           (h) The Escrow Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Escrow
Agreement, such matter may be deemed conclusively proved and established by a certificate signed by the Parent and the Slick 50 Stockholders' Representative (on behalf of the Applicable Slick 50 Stockholders), and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Escrow Agreement; and

           (i) The Escrowed Agent does not have any interest in the Escrow Deposit but is serving as escrow agent only and having only possession thereof. This Section 5.2(i) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                                   SECTION VI

                                 MISCELLANEOUS

     6.1 Slick 50 Stockholders' Representative. (a) Each Applicable Slick 50 Stockholder hereby irrevocably appoints to act on his behalf, in considering and certifying the amount of any indemnification hereunder, in communicating with the Applicable Slick 50 Stockholders, in appointing a successor Escrow Agent, in considering and acting with respect to any amendment or termination of this Agreement, and generally in performing all acts expressly required or permitted to be performed by the Slick 50 Stockholders' Representative pursuant hereto, Gold Eagle Company to serve as the "Slick 50 Stockholders' Representative." If Gold Eagle Company should resign or otherwise become unable to serve as the Slick 50 Stockholders' Representative, the Applicable Slick 50 Stockholders shall be obligated, within twenty (20) days following any such event, to elect, by plurality vote, another Slick 50 Stockholders' Representative hereunder.

           (b) The Parent and the Escrow Agent shall have the right to deal exclusively with the Slick 50 Stockholders' Representative with respect to all matters under this Agreement and neither the Parent nor the Escrow Agent shall have any liability to any Applicable Slick 50 Stockholder for any acts or omissions of the Slick 50 Stockholders' Representative, or any acts or omissions taken or not taken by the Parent or the Escrow Agent at the direction of the Slick 50 Stockholders' Representative, including, but not limited to (i) any acts or omissions relating to the voting of any Escrowed Shares or (ii) the transferring or the failure to transfer any Released Shares, Cash Dividends, interest, or other shares or amounts released from the Escrow Account. Upon any distribution from the Escrow Account to the Slick 50 Stockholders' Representative (or to one or more of the Applicable Slick 50 Stockholders upon written instruction of the Slick 50 Stockholders' Representative) in accordance with this Agreement, the Escrow Agent and the Parent shall be deemed to have fully satisfied any and all obligations to each Applicable Slick 50 Stockholder under this Agreement and the Amendment with respect to the amount of such distribution.

     6.2   Amendment and Termination.   This Agreement may be amended or
terminated by the written agreement of the parties hereto, or shall terminate automatically at such time as all securities and funds from the Escrow Deposit have been paid or distributed in accordance with the terms of this Agreement and the Escrow Agent has received all fees as described in Section 5.1 hereto. Notwithstanding the foregoing, all provisions concerning the indemnification of the Escrow Agent shall survive any termination of this Agreement.

     6.3 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (g) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

To the Slick 50 Stockholders' Representative:

Gold Eagle Company
4400 South Kildare
Chicago, IL  60602
Attention:   Robert F. Hirsch
Phone:
Fax:

To the Parent:

Quaker State Corporation
225 East John Carpenter Freeway
Irving, TX 75062
Attention: Secretary
Phone: 214-868-0400
Fax: 214-868-0440
To the Escrow Agent:

United States Trust Company of New York
114 W. 47th Street
New York, NY  10036
Attn:  Corporate Trust Division

or to such other Person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth (5th) Business Day after the mailing thereof,
(y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

     6.4 Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Texas.

     6.5 Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above set forth.

                                         QUAKER STATE CORPORATION


                                         By: /s/ Conrad A. Conrad
                                            ----------------------------------

                                         QUAKER STATE - SLICK 50, INC.

                                         By:  /s/ Conrad A. Conrad
                                            ---------------------------------

                                         /s/ Kirby Atwell
                                         ------------------------------------
                                         Kirby Attwell

                                         /s/ A. Benton Cocanougher
                                         ------------------------------------
                                         A. Benton Cocanougher

                                         /s/ David A. Dillingham
                                         ------------------------------------
                                         David A. Dillingham

                                         /s/ Ronald D. Fash
                                         ------------------------------------
                                         Ronald D. Fash

                                         GOLD EAGLE COMPANY

                                         By: /s/ Richard A. Levy
                                            ---------------------------------

                                         Its: Exec. V.P. Finance
                                            ---------------------------------

                                         /s/ David M. Goldstein
                                         ------------------------------------
                                         David M. Goldstein

                                         /s/ Richard A. Jaenicke
                                         ------------------------------------
                                         Richard A. Jaenicke

                                         /s/ William M. Jeter
                                         ------------------------------------
                                         William M. Jeter III

                                         /s/ Margaret Lea Jeter, Trustee
                                         ------------------------------------
                                         Margaret Lea Jeter

                                         /s/ Lonnie L. McKinney
                                         ------------------------------------
                                         Lonnie L. McKinney

                                         /s/ Herschel G. Maltz by Ron Fash,
                                         ------------------------------------
                                         Agent and Attorney in Fact
                                         ------------------------------------
                                         Herschel G. Maltz

                                         /s/ Suzanne J. Menefee
                                         ------------------------------------
                                         Executrix of the Estate of
                                         W. O. Menefee

                                         /s/ Carol L. Padlick
                                         ------------------------------------
                                         Carol L. Padlick

                                         /s/ Robert E. Vail, Jr.
                                         ------------------------------------
                                         Rob Vail

                                         /s/ Jack Thomas
                                         ------------------------------------
                                         Jack Thomas

                                         /s/ Barry J. Sobral
                                         ------------------------------------
                                         Barry Sobral

                                         /s/ Bill Cornelson
                                         ------------------------------------
                                         Bill Cornelson

                                         /s/ Allen Harness
                                         ------------------------------------
                                         Allen Harness

                                         /s/ J. Hill Ryer
                                         ------------------------------------
                                         Hill Ryer

                                         /s/ Ken Owens
                                         ------------------------------------
                                         Ken Owens

                                         /s/ Terry Sanford
                                         ------------------------------------
                                         Terry Sanford

                                         /s/ Brad McLane
                                         ------------------------------------
                                         Brad McLane

                                         /s/ Gary Garrett
                                         ------------------------------------
                                         Gary Garrett

                                         /s/ Mark Carroll
                                         ------------------------------------
                                         Mark Carroll

                                         /s/ William Beichner
                                         ------------------------------------
                                         Bill Beichner

                                         /s/ John Harvey
                                         ------------------------------------
                                         John Harvey

                                         /s/ Harvey Wolff
                                         ------------------------------------
                                         Harvey Wolf

                                         /s/ Mike Charley
                                         ------------------------------------
                                         Mike Charley

                                         /s/ Linda King
                                         ------------------------------------
                                         Linda King

                                         /s/ Sherri Razo
                                         ------------------------------------
                                         Sherri Razo

                                         /s/ Dennis Scott
                                         ------------------------------------
                                         Dennis Scott

                                         /s/ Bob Marler
                                         ------------------------------------
                                         Bob Marler

                                         /s/ Tom Floyd
                                         ------------------------------------
                                         Tom Floyd

                                         /s/ Hal Shaub
                                         ------------------------------------
                                         Hal Shaub

                                         /s/ Darrell W. O'Neal
                                         ------------------------------------
                                         Darrell O'Neal

                                         /s/ Edward Griffith
                                         ------------------------------------
                                         Ed Griffith


                                         /s/ Patricia E. Bartlowe
                                         ------------------------------------
                                         Pat Barlowe

                                         /s/ Susan Phillips
                                         ------------------------------------
                                         Susan Phillips

                                         /s/ W. Jeffrey Howard
                                         ------------------------------------
                                         Jeff Howard


                                         U. S. TRUST COMPANY OF NEW YORK


                                         /s/ Margaret Ciesmelewski
                                         ------------------------------------